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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 Date of Report
                        (Date of earliest event reported)
                                DECEMBER 11, 1995

                               POPE & TALBOT, INC.
               (Exact name of registrant as specified in charter)

           DELAWARE                       1-7852                94-0777139
(State or other jurisdiction of   (Commission File Number)    (IRS Employer
       incorporation)                                        Identification No.)

                   1500 S.W. FIRST AVENUE
                      PORTLAND, OREGON                             97201
         (Address of principal executive offices)                (Zip Code)

                                 (503) 228-9161
              (Registrant's telephone number, including area code)

                                      NONE
         (Former name or former address, if changed since last report.)


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Item 5.          Other Events

                 On December 11, 1995, Pope & Talbot, Inc., a Delaware corporation (the "Registrant"), entered into a definitive agreement to sell its disposable diaper business to Paragon Trade Brands, Inc., a Delaware corporation ("Paragon"), in exchange for a payment of $50.5 million in cash and the issuance of Paragon common stock having a value at the time the transaction is consummated of approximately $14.5 million. The transaction is subject to customary conditions to closing, including Hart-Scott-Rodino review.

                 The press release issued by the Registrant in connection with the signing of the Purchase Agreement is filed as an exhibit to this report and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    (c)          Exhibits

                 99.1 - Press release issued by Pope & Talbot, Inc. in
                        connection with the signing of a definitive agreement to sell its disposable diaper business to Paragon Trade Brands, Inc.


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                                    SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly authorized this report to be signed on its behalf by the undersigned, thereunto duly authorized, on December 14, 1995.

                                                        POPE & TALBOT, INC.
                                                --------------------------------
                                                            Registrant

                                            By  /s/ Carlos M. Lamadrid
                                                --------------------------------
                                                Name:  Carlos M. Lamadrid
                                                Title: Senior Vice President and
                                                       Chief Financial Officer


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                                INDEX TO EXHIBITS

Exhibit No.                         Description
-----------                         -----------
    99.1                            Press release issued by Pope & Talbot, Inc. in connection with the signing of a definitive agreement to sell its disposable diaper business to Paragon Trade Brands, Inc.